AREA DEVELOPER AGREEMENT
                                TABLE OF CONTENTS


l.       Acknowledgements....................................................2

2.       Organization........................................................3

3.       Appointment and Acceptance of Area Developer........................4

4.       Area Developer's Obligations, Duties and Responsibilities...........5

5.       Pretzel Time's Responsibilities.....................................5

6.       Territory...........................................................8

7.       Reservation of Rights...............................................9

8.       Area Developer's Fee...............................................11

9.       Failure to Meet Development Obligations............................12

10.      Establishment of Company-Owned Stores..............................13

11.      Area Developer Expenses............................................14

12.      Term...............................................................14

13.      Execution of Franchise Agreement...................................14

14.      Management of Area Developer Business..............................15

15.      Insurance..........................................................16

16.      Records and Reports................................................17

17.      Change of Ownership................................................18

18.      Termination........................................................19

19.      Termination For No Cause...........................................21

20.      Further Assurances.................................................22

21.      Noncompetition.....................................................22

22.      Confidentiality....................................................22

23.      Restrictions.......................................................23

24.      Exclusive Relationship.............................................24

25.      Restricted Person..................................................26

26.      Marks..............................................................26

27.      Refrain from Disparagement.........................................28

28.      Limitation of Liability............................................28

29.      Independent Contractors............................................28

30.      No Liability For Acts of Other Party...............................29

31.      Taxes..............................................................29

32.      Indemnification....................................................30

33.      Injunctive Relief..................................................31

34.      Rights of Parties are Cumulative...................................31

35.      Costs and Attorneys' Fees..........................................31

36.      Continuing Obligations.............................................32

37.      Grant Of Franchisees...............................................32

38.      Modification.......................................................32

39.      Pretzel Time's Option To Purchase Pretzel Time Units...............32

40.      Death or Disability of Franchisee. . . . . . . . . . . . . .. . .. 33

41.      Public or Private Offerings . . . . . . . . . . . . . . . . . . .  33

42.      Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35



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43.      Restrictive Covenants. . . . . . . . . . . . . . . . . . . . . . ..35

44.      No Assignment . . . . . . . . . . . . . . . . . . . . . . . . . .  35

45.      Rights of Parties are Cumulative . . . . . . . . . . . . . . . .   36

46.      Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . .   36

47.      Waiver of Punitive Damages . . . . . . . . . . . . . . . . . . .   37

48.      Exclusive Jurisdiction . . . . . . . . . . . . . . . . . . . . .   37

49.      Limitations of Claims . . . . . . . . . . . . . . . . . . . . . .  38

50.      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  38

51.      Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

52.      Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

53.      Public and Private Offering . . . . . . . . . . . . . . . . . . .  38

54.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . .   39

55.      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

56.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .   40

57.      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .   40

58.      Time Is of The Essence . . . . . . . . . . . . . . . . . . . . .   40

59.      Certain  Definitions . . . . . . . . . . . . . . . . . . . . . .   40

60.      Successors . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

61.      Terminology . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

62.      Invalid or Unenforceable Provisions . . . . . . . . . . . . . . .  45

63.      National Contracts . . . . . . . . . . . . . . . . . . . . . . .   46

64.      Exhibits . . . . . . . . . . . . . . .  . . . . . . . . . . . . .

                               PRETZEL TIME, INC.


                            AREA DEVELOPER AGREEMENT


This Area Developer Agreement (herein sometimes referred to as "Agreement") is made effective , 1996 by and between Pretzel Time, Inc. a Pennsylvania corporation with its principal place of business at 4800 Linglestown Road, Suite 202, Harrisburg, Pennsylvania 17112 (hereinafter referred to as"Pretzel Time") and , an with the principal place of business at (herein referred to as "Area Developer"). WITNESSETH: WHEREAS, Pretzel Time has developed a franchise system for the retail manufacture and sale of hand-rolled, soft pretzels, and other food items at Shopping Malls and other mall retail outlets; and WHEREAS, Area Developer is desirous of marketing and servicing the franchise system developed by Pretzel Time in Shopping Malls located in Area Developer's Territory; and WHEREAS, the parties hereto desire that this Agreement shall not apply to the sale of Pretzel Time Products and other related products at other venues other than Shopping Malls and that this Agreement shall not apply to any other outlets or means of sale (other than Shopping Malls) and that this Agreement shall not apply to the manufacture of the Pretzel Time Products or any part thereof; WHEREAS, the parties desire to set forth their mutual rights and obligations in writing. NOW THEREFORE, in consideration of $10 and of the parties' mutual promises and covenants and intending to be legally bound hereby it is agreed to, by and between the parties as follows: l. Acknowledgements. Area Developer acknowledges that Area Developer has read this Agreement and Pretzel Time's Offering Circular and that Area Developer understands and accepts the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain Pretzel Time's and Pretzel Time's Affiliates' standards of quality and service and the uniformity of those standards at all Pretzel Time Units franchised by Pretzel Time and thereby to protect and preserve the goodwill of the Marks, as that term is defined in Section 59 of this Agreement. Area Developer acknowledges that Area Developer has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that, like any other business, the nature of the business conducted by Pretzel Time Units may evolve and change over time, largely dependent upon Area Developer's business abilities, Area Developer's time devoted to the business and Area Developer's efforts. Information relating to the sales, profits or cash flows of Pretzel Times Units operated by Pretzel Time or Pretzel Time's franchisees that is contained in Pretzel Time's Offering Circular, if any, is intended only to be an indication of historical performance of Pretzel Time, and NOT of potential future financial performance, Pretzel Time expressly disclaims the making of, and Area Developer acknowledges that Area Developer has not received or relied upon, any warranty or guarantee, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement. Area Developer acknowledges and agrees that Pretzel Time's officers, directors, employees and agents act only in a representative capacity and not a personal capacity in connection with their dealings with Area Developer. Area Developer further acknowledges that Area Developer has not received or relied on any representations about Pretzel Time or Pretzel Time's franchising program or policies made by Pretzel Time, or its officers, directors, employees or agents, that are contrary to the statements made in Pretzel Time's Offering Circular or to the terms of this Agreement. Area Developer further represents to Pretzel Time, as an inducement to Area Developer's entry into this Agreement, that all statements in Area Developer's application for the development rights granted herein are accurate and complete and that Area Developer has made no misrepresentations or material omissions in obtaining such development rights.

2.  Organization.  If Area  Developer  is a  corporation  or  general or limited partnership, Area Developer represents and warrants to Pretzel Time the following: (a) that Area Developer is duly organized or formed; (b) validly existing in good standing under the laws of the state of its incorporation or formation; (c) is qualified to do business in all states in which Area Developer is required to qualify; and (d) has the authority to execute, deliver and carry out all the terms of this Agreement. Each shareholder of or general partner in Area Developer at the time of the signing of this Agreement or at any time during the term of this Agreement shall execute an "Owner's and Guarantor's Undertaking And Assumption of Obligations" (which is attached hereto as Exhibit A and incorporated herein by reference) or such other agreement that Pretzel Time prescribes from time to time, undertaking to be bound jointly and severally by all provisions of this Agreement. Area Developer shall furnish to Pretzel Time upon request, in such form as Pretzel Time may require, a list of Area Developer's shareholders (of record and beneficially) (which is attached hereto as Exhibit B and incorporated herein by reference ) reflecting their respective interests in Area Developer. 3. Appointment and Acceptance of Area Developer. Pretzel Time hereby appoints Area Developer and Area Developer hereby accepts appointment, as the Area Developer for Pretzel Time for Shopping Malls in the territory specified in Section 6 of this Agreement as further detailed in Exhibit C attached hereto and incorporated herein by reference (which territory is herein sometimes referred to as "Area Developer's territory", or "Territory"). Area Developer hereby agrees to market the franchise system developed by Pretzel Time for Shopping Malls within Area Developer's Territory and shall not market to persons or entities located outside the Area Developer's Territory for any reason. Further, Area Developer hereby agrees not to market to persons located inside Area Developer's Territory unless they are located in Shopping Malls. Area Developer herein acknowledges and agrees that Pretzel Time is relying exclusively upon the Area Developer for the marketing, servicing and support of its franchise system in Shopping Malls within the Area Developer's Territory. Area Developer acknowledges that Pretzel Time may enter into other agreements with respect to other territories on similar terms. Further, Area Developer acknowledges that Pretzel Time may enter into other agreements with respect to locations that are not in Shopping Malls but are located in Area Developer's Territory. Simultaneous with the execution of this Agreement and bearing even date herewith, Pretzel Time and the Area Developer shall enter into an agreement for the purchase and sale of the area developer rights for Area Developer's Territory. The sales and purchase agreement is incorporated herein by reference. As used in this Agreement, the term "Shopping Mall(s)" shall include and be limited to enclosed regional shopping malls (or enclosed super regional shopping malls) that are anchored by at least three Anchor Tenants and contain various other in line tenants. As used herein the term "Anchor Tenants" includes such types of tenants as full service department stores (for example, Sears, J.C. Penney, Dillards, etc...) and related anchor type tenants. 4. Area Developer's Obligations, Duties and Responsibilities. The total number of Pretzel Time Units which the Area Developer is obligated to open and operate in Area Developer's Territory (referred to as "Development Obligations") and the specific number of Pretzel Time Units the Area Developer must have open and in operation in Area Developer's Territory and the required opening dates for each of the Pretzel Time Units within a specified time (referred to as "Development Schedule") is set forth in Exhibit "C" attached hereto and incorporated herein by reference. Further, Area Developer shall have the obligations, duties and responsibilities as hereafter set forth in this Section 4 and as otherwise set forth in this Agreement. (a) Area Developer shall timely satisfy the Development Obligations set forth on Exhibit "C." Area Developer agrees during the term of this Agreement that Area Developer will at all times faithfully, honestly and diligently perform Area Developer's obligations hereunder and continuously exert Area Developer's best efforts to promote and enhance the development of Pretzel Time Units within the Area Developer's Territory. Without limiting the foregoing obligation, Area Developer agrees to open, and to operate in compliance with Pretzel Time franchise agreements therefor, the cumulative number of Pretzel Time Units set forth in Exhibit "C" by the end of each Development Period set forth therein. If an operating Pretzel Time Unit at a Shopping Mall in Area Developer's Territory is closed during the second (2nd) half of a Development Period due to casualty, condemnation, loss of lease or other reason, without fault of Area Developer, or with Pretzel Time's written approval, such Pretzel Time Unit shall be deemed open and in operation as of the end of such Development Period, but not thereafter. (b) Area Developer shall be responsible for and shall use Area Developer's best efforts to promote, recommend, market and develop the franchise system and to provide regular and consistent support and service to franchisees and prospective franchisees in Shopping Malls in Area Developer's Territory. Area Developer acknowledges that the development of franchises shall be at the prices and terms specified by Pretzel Time as set forth in the franchise agreements and offering circulars provided by Pretzel Time from time to time. Area Developer's marketing and support efforts shall include but not be limited to the compiling and filing of weekly written status reports with Pretzel Time of all potential contacts made, current negotiations, and monthly written status reports of projected units to open, status of units under construction, franchisee operations' current status, and projected results of current contract negotiations. Area Developer shall further assist franchisees with new unit openings and training programs as deemed reasonably necessary by Pretzel Time. If the Area Developer fails to use Area Developer's best efforts consistent with Area Developer's Territory and demand, then Pretzel Time may terminate this Agreement in accordance with Section 18 of this Agreement. The Area Developer agrees to maintain a strong market position by promoting Pretzel Time and provide adequate support coverage to all franchisees for Shopping Malls within Area Developer's Territory. (c) Area Developer shall personally visit each franchise within Area Developer's Territory once per month and on such further occasions as are deemed reasonably necessary by Pretzel Time when circumstances so require. The mystery shopper program may be substituted for certain locations at Area Developer's expense with Pretzel Time's prior written approval; provided that Area Developer shall make monthly visits at lease once per calendar quarter. Written evaluations of each visit shall be forwarded to and received by Pretzel Time by the fifteenth day of each month for the immediately preceding month. Area Developer shall also cause the Pretzel Time "mystery shopper" program to be complied with within Area Developer's Territory. Area Developer shall contact all franchisees in writing concerning ongoing problems issues and violations and Area Developer shall cause copies of all such written materials to be delivered to Pretzel Time at or near the time said are delivered to the franchisee. (d) Area Developer shall coordinate with Pretzel Time on all matters relevant to maintaining efficient sales and support services. Area Developer agrees to also conduct other activities and perform other duties as reasonably requested by Pretzel Time including but not limited to those activities, duties, and responsibilities listed in Exhibit "D" attached hereto and incorporated herein by this reference the same as if fully copied and set forth at length. (e) Area Developer shall not be responsible to support, assist, or visit company- owned units or any other unit from which Area Developer is not earning fees unless otherwise agreed to in writing by the parties hereto. (f) The Area Developer, (or, if the Area Developer is a partnership or corporation, Area Developer's managing partner or chief operating officer) and the Area Developer's senior management personnel shall attend such training programs and sales and operations meetings as Pretzel Time may offer during the term of this Agreement and any extensions. The Area Developer shall be responsible for all expenses incurred in attending such meetings and programs. Pretzel Time will not charge for the programs and meetings. However, all incidental expenses relative to the required programs and meetings, including travel expenses, hotel/motel expenses, and meals shall be the sole responsibility of the Area Developer. (g) Area Developer shall be responsible for training franchisees in Shopping Malls in Area Developer's Territory as Pretzel Time may direct. 5. Pretzel Time's Responsibilities. Pretzel Time agrees to train Area Developer in the Pretzel Time franchise system and to loan written marketing materials, disclosures, franchise agreements, etc. to Area Developer. Area Developer agrees not to use any other written documents or materials in marketing Pretzel Time's franchises without the prior written consent of Pretzel Time. Pretzel Time agrees to cooperate with the Area Developer to refer all inquiries regarding franchise opportunities for Shopping Malls within Area Developer's Territory to the Area Developer. Pretzel Time shall have the ultimate approval rights over all franchises and sites within Shopping Malls in the Area Developer's Territory. Area Developer hereby acknowledges that Area Developer will take no action in the Area Developer's Territory without the express written consent and approval of Pretzel Time (which consent and/or approval shall be given or denied in Pretzel Time's sole discretion). 6. Territory. Commencing on the effective date of this Agreement the Area Developer's Territory shall include those traditional, franchised retail Pretzel Time Units situated in Shopping Malls, (except as herein provided), located within the areas of ________________________________ in the State of , or area of (herein sometimes referred to as "Area Developer's Territory"). The Area Developer's Territory shall not include: (a) company owned Pretzel Time Units (stores, carts, or kiosks);

         (b) Pretzel Time Units licensed to the Marriott Corporation, its affiliates, or subsidiaries;

         (c) Pretzel Time Units licensed to any other corporation, national or international or enterprise, in which Pretzel Time enters into a national or international contract;

         (d) Pretzel Time Units which are not located in super regional and regional malls;

         (e) Pretzel Time Units which are not located in Shopping Malls; and

         (f) other Non-traditional Pretzel Time Units.

Accordingly, no fees shall be paid on the aforementioned Pretzel Time Units, unless otherwise mutually agreed upon by Pretzel Time and Area Developer in a written agreement executed by the parties.
7.       Reservation of Rights.
         Notwithstanding anything in this Agreement, Pretzel Time (directly or through Pretzel Time's Affiliates) retains the right to: (a) offer for sale and sell, either within or outside the Area Developer's Territory, and license and franchise others to offer for sale and sell, either within or outside the Area Developer's Territory, the products and services offered by Pretzel Time Units under the Marks and other trademarks and service marks, through Pretzel Time Units and through outlets in retail grocery, convenience, or other stores or outlets, pursuant to any terms and conditions Pretzel Time deems appropriate;
(b) offer for sale and sell, and license and franchise others to offer for sale and sell, any other products or services under the Marks (including such items as refrigerated frozen pretzels, frozen bagels, other frozen products and other food products sold through various outlets); (c) own, operate and grant to others the right to own and operate Pretzel Time Units or other desert and snack food businesses at such locations outside the Area Developer's Territory and on such terms and conditions as Pretzel Time, in Pretzel Time's sole discretion, deems appropriate; provided, however that Area Developer shall have the first option to operate such kiosks and pretzel carts in Shopping Malls in the Area Developer's Territory (other than Pretzel Time carts and kiosks associated with Pretzel Time Units); (d) own, operate and grant to others the right to own and operate kiosks and carts designed to prepare, offer for sale and sell the Pretzel Time products at such locations within and outside the Area Developer's Territory; (e) continue to own or operate any Pretzel Time outlets within the Area Developer's Territory as are in existence on the date of this Agreement and which are not purchased by Area Developer and to maintain license and franchise agreements with others for Pretzel Time outlets within the Area Developer's Territory as are in effect on the date of this Agreement (and to extend or renew such licenses and franchises or grant successor licenses and franchises pursuant to such license and franchise agreements); (f) own, operate and grant to others the right to own and operate Pretzel Time stores or other businesses at such locations within the Area Developer's Territory that are not located in Shopping Malls; (g) enter into other agreements with respect to other territories on similar terms; (h) enter into other agreements with respect to locations that are not in Shopping Malls but are located in Area Developer's Territory; and (i) establish Pretzel Time company- owned units and/or other franchisee-owned units within Area Developer's Territory, provided that Area Developer is given a first right of refusal for the franchise at that site described in this Subsection 7(i). The Area Developer shall have thirty (30) days to exercise his rights of first refusal granted in Subsection 7(i) which shall begin when the Area Developer receives written notice of its right to develop a site. If Area Developer does not exercise Area Developer's right of first refusal described in Subsection 7(i) within thirty (30) days, the Area Developer shall sign a waiver releasing any rights to develop the site.

8.       Area Developer's Fee.
         (a) Concurrently with the execution of this Agreement, Area Developer shall pay to Pretzel Time a development fee of Dollars ($ ) which shall be deemed fully earned by Pretzel Time upon execution of this Agreement and shall be non-refundable. Additionally, Area Developer shall pay an initial franchise fee of Twenty-Five Thousand Dollars ($25,000.00) for each franchise for a Pretzel Time Store to be developed pursuant to Section 4 of the franchise agreement, payable upon execution of the franchise agreement for each Pretzel Time Unit.
         (b) Pretzel Time agrees to pay Area Developer a sum equal to two-sevenths (2/7) of the franchise royalty (not including the advertising fees) received by Pretzel Time from all franchises operating in Shopping Malls within Area Developer's Territory as defined in Section 6 of this Agreement. Pretzel Time agrees to pay Area Developer a sum equal to 25% of the franchise royalty (not including the advertising fees) received by Pretzel Time pursuant to the Yogurt Product Addendum for all franchises operating in Shopping Malls within Area Developer's Territory as defined in Section 6 of this Agreement. Area Developer shall not be paid any fees for Pretzel Time Units that are not in Shopping Malls.
         (c) Pretzel Time also agrees to pay Area Developer Twenty-Five Percent (25%) of the franchise fee for each new franchisee opening a new unit in Shopping Malls in Area Developer's Territory and Twenty-Five Percent (25%) of the franchise fees for each additional unit opened by existing franchisees in Shopping Malls in Area Developer's Territory. Area Developer acknowledges that all franchise fees paid pursuant to or relating to the Yogurt Product Addendum shall be payable in full to Pretzel Time and Area Developer shall not receive a percentage thereof. Area Developer shall not be paid any initial fees for units owned and operated by Pretzel Time, in whole or in part. Area Developer shall not be paid any initial fees for Pretzel Time Units that are not in Shopping Malls.
         (d) There is no other financial consideration agreed to by the parties, except as may be otherwise provided for in any franchise agreement.
 9.      Failure to Meet Development Obligations.
         Subject to the terms of Section 18 of this Agreement, if Area Developer fails to meet Area Developer's Development Obligations as further set forth in
Section  4(a) and  Exhibit C of this  Agreement  as of the end of a  Development
Period, Area Developer will not be deemed to be in default of Area Developer's Development Obligations under this Agreement for that Development Period if:
         (a) Area Developer agrees that the royalty fee on all existing franchise agreements and any future franchise agreements shall be increased by one (l) percentage point, effective as of the end of that Development Period, until such time as sufficient Pretzel Time Units have been opened to cure any deficiencies in the number of Pretzel Time Units to be opened by Area Developer during that Development Period; and,

(b)      Area Developer either:

     i. offers to forfeit a contiguous portion of Area Developer's Territory and Pretzel Time, in Pretzel Time's sole discretion, accepts such offer; or,

     ii. pays to Pretzel Time:


                           A. the initial license fee due on each unopened Pretzel Time Unit by the thirtieth (30th) day following the expiration of such Development Period; and, B. a monthly fee for each unopened Pretzel Time Unit equal to Two Thousand Dollars ($2,000.00) on or before the first day of each month, commencing with the second (2nd) month following the expiration of such Development Period and continuing each month thereafter during the remaining term of this Agreement until Area Developer complies with Area Developer's Development Obligations under this Agreement, or Pretzel Time elects to terminate the Agreement pursuant to Section 18 of this Agreement. The monthly fee for each unopened Pretzel Time Unit shall be increased by four percent (4%) per annum. Each Pretzel Time Unit opened during a Development Period shall first be applied toward curing any deficiencies in the number of Pretzel Time Units to be opened by Area Developer in prior Development Periods, thereby reducing the number of Pretzel Time Units for which the monthly fee described in this paragraph must be paid.
10.      Establishment of Company-Owned Stores.
         Area Developer acknowledges Pretzel Time shall have the right to establish company- owned units within Area Developer's Territory. Any company-owned units that Pretzel Time establishes within the Area Developer's Territory shall be applied to the quota of Pretzel Time Units to be achieved by Area Developer. A company-owned unit (or sometimes in this Agreement referred to as "company owned stores") shall mean any Pretzel Time Unit owned, directly or indirectly, by Pretzel Time or by a corporation in which Pretzel Time is the majority shareholder. 11. Area Developer Expenses.
         Area Developer acknowledges that Area Developer may incur no cost or expenses on behalf of Pretzel Time without obtaining Pretzel Time's prior written approval in each instance, if any.
12.      Term.
         The term of this Agreement shall be one year commencing on the Effective Date and shall renew automatically from year to year thereafter unless otherwise terminated in accordance with Sections 18 and/or 19 of this Agreement. Each one year period shall be considered a Development Period as further set forth on Exhibit "C." 13. Execution of Franchise Agreement.
         Area Developer acknowledges that all franchisees in Shopping Malls in the Area Developer's Territory shall execute a franchise agreement in form and substance acceptable to Pretzel Time, as determined in Pretzel Time's sole discretion. A copy of the Pretzel Time Franchise Agreement (including exhibits, riders, shareholder guarantees, preliminary agreements and other agreements) that Pretzel Time currently uses in granting franchises for the ownership and operation of Pretzel Time Stores in the state in which Area Developer's Territory is located is attached hereto as Exhibit "E" and incorporated herein by reference the same as if fully copied and set forth at length. Further, Area Developer hereby agrees to execute a franchise agreement for each Pretzel Time unit that Area Developer opens, which form and substance of the franchise agreement shall be acceptable to Pretzel Time in Pretzel Time's sole discretion. Further, Area Developer hereby agrees to be bound by the terms, covenants, conditions and provisions of each Pretzel Time franchise agreement executed by the Area Developer.

14.      Management of Area Developer Business.
         a. Area Developer (or, if Area Developer is a partnership or corporation the managing partner or chief operating officer) shall devote substantial efforts to the fulfillment of Area Developer's obligations hereunder and shall not engage in any other business or activity, directly or indirectly, that involves obligations, activities, management responsibility, or time commitments that would conflict or interfere with Area Developer's obligations hereunder. Area Developer (or if Area Developer is a partnership or corporation, Area Developer's managing partner or chief operating officer) shall supervise the development and operation of Pretzel Time Units franchised pursuant hereto.
         b. Area Developer (or, if Area Developer is a partnership or corporation the managing partner or chief operating officer) and Area Developer's senior management personnel shall attend such training programs and sales and operations meetings that Pretzel Time may offer during the term of this Agreement. Area Developer must have at all times a certified supervisor or person who is in charge of all units at all times for the Territory and such person shall be required to attend training classes at least once every 24 months. Area Developers shall bear all expenses incurred in attending such meetings and programs.
         c. Area Developer shall hire and maintain the number and level of management personnel required for adequate management and supervision of all Pretzel Time Units operated by Area Developer pursuant to this Agreement in accordance with guidelines Pretzel Time establishes from time to time. Area Developer shall keep Pretzel Time advised of the identities of such personnel and shall be responsible for ensuring that such personnel are properly trained to perform their duties. Pretzel Time shall provide training free of charge to the Area Developer and those multi-unit managers and/or manager hired by the Area Developer to manage the Pretzel Time Units; provided that Area Developer will be responsible for all salaries, and travel and living expenses incurred by the managers in connection with Pretzel Time's training program. All unit managers shall be required to complete all phases of the training program to Pretzel Time's satisfaction. Area Developer shall replace management personnel whom Pretzel Time determines to be unqualified to manage a Pretzel Time Unit.
         d. Area Developer shall comply with such area developer's handbook as Pretzel Time shall require. 15. Insurance.
            During the term of this Agreement, in addition to insurance required to be maintained pursuant to franchise agreements, Area Developer shall maintain in force, under policies of insurance issued by carriers that Pretzel Time approves, comprehensive public liability insurance against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with Area Developer's conduct of business pursuant to this Agreement, under one or more policies of insurance containing such minimum liability coverage that Pretzel Time prescribes from time to time. Each insurance policy shall name Pretzel Time as an additional named insured, contain a waiver of all subrogation rights against Pretzel Time and Pretzel Time's affiliates and their successors and assigns, and provide for thirty (30) days' prior written notice to Pretzel Time of any material modification, cancellation or expiration of such policy. Area Developer shall furnish to Pretzel Time annually a copy of the certificate of insurance or other evidence Pretzel Time requests that such insurance coverage is in force. 16. Records and Reports.

      Area Developer agrees, at Area Developer's expense, to maintain and preserve at Area Developer's principal office full, complete and accurate records and reports pertaining to the development and operation of Pretzel Time Units within the Area Developer's Territory and Area Developer's performance of Area Developer's obligations under this Agreement, including, but not limited to, records and information on the following: site reports, leases for Pretzel Time Units, franchise agreements relating to all Pretzel Time Units located in Area Developer's Territory, supervisory reports on the operation of Pretzel Time Units, records reflecting Area Developer's financial condition and such other records and reports as Pretzel Time may prescribe from time to time. Area Developer shall deliver to Pretzel Time in the form Pretzel Time prescribes from time to time:
                  a. Within thirty (30) days after the end of each quarter of Area Developer's fiscal year, a quarterly balance sheet for Area Developer and an income statement for such quarter and year to date;
                  b. Within ninety (90) days after the end of Area Developer's fiscal year, a fiscal year end balance sheet for Area Developer and income statement for such fiscal year (which Pretzel Time may require to be independently audited or reviewed); and,
                  c. Upon Pretzel Time's request, such other date, reports, information and supporting records as Pretzel Time may from time to time prescribe.

         Each such report and financial statement submitted by Area Developer shall be verified as correct and signed by Area Developer in the manner Pretzel Time prescribes. Area Developer shall immediately report to Pretzel Time any events or developments which may have a material adverse impact on the operation of any Pretzel Time Unit, Area Developer's performance under this Agreement or the goodwill associated with the Marks and Pretzel Time Units. 17. Change of Ownership.
                  (a) Area Developer has been determined by Pretzel Time to have the unique qualifications necessary to adequately promote and sell Pretzel Time's hand-rolled, soft pretzel franchise system in Shopping Malls in Area Developer's Territory. When the ownership of Area Developer is to be changed, it is necessary for Pretzel Time to determine whether the new party can and will adequately represent Pretzel Time. Therefore, Pretzel Time retains the right, without incurring any liability to Area Developer, to terminate Pretzel Time's relationship with Area Developer in the event that there is a change in the ownership or in the direct or indirect control of Area Developer without the prior written approval of Pretzel Time.
         (b) If Area Developer plans a change in ownership or in the direct or indirect control of the Area Developer and the new owner or controlling parties wish(es) to continue as a Area Developer, the existing Area Developer and the proposed new owner or controlling party should each notify Area Developer in writing at least sixty (60) days before the proposed change. This written notice should describe the proposed change in ownership, control, and management and should request that, following the change, the Area Developer be permitted to continue as Pretzel Time's Area Developer. In the notice, the new owner or controlling parties shall agree to follow the Pretzel Time's policies as currently in effect and as changed from time to time by the Pretzel Time. The new owner or controlling parties must also agree to execute the current area developer agreement as provided by Pretzel Time. 18. Termination.

 This  Agreement  may  be  terminated  in  accordance   with  the  following
provisions:
         (a) By the Area Developer. If Area Developer is in compliance with this Agreement, Area Developer may terminate this Agreement effective ten
         (10) days after delivery to Pretzel Time of notice thereof, if Pretzel Time materially breaches this Agreement and fails within thirty (30) days after each written notice thereof is delivered to Pretzel Time, either to correct such failure or, if such failure cannot reasonably be corrected within thirty (30) days, to provide proof acceptable to Area Developer of efforts which are reasonably calculated to correct such failure within a reasonable time, which shall in no event be more than sixty (60) days after such notice. A termination of this Agreement by Area Developer for any other reason or without such notice shall be deemed a termination by Area Developer without cause and in violation of this Agreement. (b) By Pretzel Time. Pretzel Time may terminate this Agreement, at Pretzel Time's option and without prejudice to any other rights or remedies provided for hereunder or by law and without any further responsibility or liability to the Area Developer under this Agreement, except for any unpaid area developer fees due Area Developer until the date of default: (i) pursuant to Section 17(a) and (ii) upon the occurrence of an event of default, provided that Pretzel Time has given Area Developer written notice of the default and remedies to be undertaken to cure said default, and Area Developer fails to cure the event of default within thirty (30) days after the date of receipt of written notice from Pretzel Time of the event of default. Pretzel Time may elect to be relieved from any obligations imposed on Pretzel Time by this Agreement until such default is cured, including but not limited to payment of Area Developer fees. Pretzel Time shall prior to such termination, provide written notice setting forth the reasons, if any, for such termination at least thirty (30) days in advance.
          (c) An " event of default" is defined as the following:
                  (i) Area Developer's material breach or failure to perform any provision of this  Agreement by Area  Developer  including but not  limited to failure  to  perform  any of Area  Developer's responsibilities  as indicated  on Exhibit D attached  hereto;
                  (ii)  Breach of any  franchise  agreement  by Area  Developer;
                  (iii)  Area  Developer's  failure  to  fulfill  duties  to the franchise community as indicated to Pretzel Time by a majority of franchisees  within Area Developer's  Territory;  (iv) Area
                  Developer's  failure  to timely  submit  the  written  reports required  herein on two  occasions  out of twelve  consecutive months;  (v)  If  Area  Developer  is  a  corporation  and  is dissolved by action of Area Developer's shareholders or forced to liquidate by action of Area Developer's creditors;  (vi) If
                  Area  Developer  without the prior written  consent of Pretzel
                  Time changes  ownership or control or assigns this  Agreement;
                  (vii)  Conviction  of Area  Developer  in a court of competent jurisdiction of an indictable  offense directly related to the
                  business   conducted   pursuant  to  this  Agreement  and  the
                  franchise  system;  (viii) Area  Developer's  insolvency,  the
                  institution   of   voluntary    bankruptcy   or   receivership
                  proceedings  concerning Area Developer;  (ix) Area Developer's default in payment of any  obligation  under any  sublease  or lease  agreement in which Area Developer is a party;  (x) Area
                  Developer's  loss of the right to  occupy  the  premises  from which  the Area  Developer  operates  a  franchise;  (xi) Area
                  Developer's failure to timely meet the Development Obligations set forth as Exhibit "C" attached hereto; or (xii) If on three
                  (3)  occasions  during  the  term  of  this  Agreement,   Area
                  Developer fails to comply with this Agreement, whether or not such failures to comply are corrected after notice thereof is delivered to Area Developer.

19.      Termination For No Cause.
         This Agreement may be terminated by Pretzel Time for any reason or no reason at all by giving Area Developer written notice of termination to be effective five (5) years after the Effective Date. Further, this Agreement may be terminated by Pretzel Time for any reason or no reason at all giving Area Developer written notice of termination to be effective on any subsequent anniversary date of the effective date of this Agreement if this Agreement has been renewed pursuant to Section 12 of this Agreement and the termination date is at least five (5) years after the Effective Date.

20. Further Assurances. Each of the parties hereto hereby agrees to execute and deliver any further instruments, certificates and documents as may be reasonably requested by the other party hereto to carry out the terms, conditions and responsibilities of this Agreement.

21.      Noncompetition.
         Area Developer agrees that for a term of one (1) year after the termination or expiration of this Agreement, neither Area Developer nor Area Developer's shareholders, directors or officers will engage directly or indirectly, whether individually or in partnership or in conjunction with any person, firm, associations, syndicate or corporation, as principal, agent, shareholder, employee, consultant or in any other manner whatsoever, in any business activity competitive with the business of Pretzel Time within three (3) miles of any Pretzel Time Unit. Area Developer agrees that the limitations set forth above are reasonable in time and geographic scope. If any provision hereof is held invalid or unenforceable, the remainder shall nevertheless remain in full force and effect. It is the intention of the parties that this Agreement shall not be terminated thereby but shall be deemed to have been amended to the extent required to render this Agreement valid and enforceable, such amendment to apply only with respect to the jurisdiction of the court making such adjucation.
22.      Confidentiality.
         Both Pretzel Time and the Area Developer recognize that during the course of this Agreement, Pretzel Time may loan to the Area Developer, Area Developer's shareholders, officers, employees and agents valuable, confidential and proprietary information pertaining to Pretzel Time's operations. Area Developer agrees to hold in a fiduciary capacity for the benefit of Pretzel Time, Pretzel Time's subsidiaries, successors, and assigns all secret and confidential information, including but not limited to: trade secrets; knowledge; techniques of doing business; franchisee lists; legal agreements; site selection criteria; disclosures; sales figures; manufacturers; distributors; business plans; credit terms; manufacturing processes; methods, techniques, formats, specifications, systems, procedures, sales and marketing techniques and knowledge of and experience in the development and operation of Pretzel Time Stores; marketing programs for Pretzel Time; knowledge of specifications for and suppliers of certain products, materials, supplies, equipment, furnishings and fixtures; knowledge of operating results and financial performance of Pretzel Time Units; Products lists; methods for preparation of the Products; Products; formulas; recipes or data involving Pretzel Time and any of Pretzel Time's subsidiaries, successors and assigns obtained by the Area Developer during the terms of this Agreement and will not during the terms of this Agreement or after the termination of this Agreement, communicate or divulge any such information, knowledge or data to any person, firm or corporation other than the Pretzel Time or persons, firms, partnerships, corporations, designated by the Pretzel Time. Area Developer further agrees not to disclose the terms of this Agreement to any person during the term of this Agreement or thereafter for eighteen months. Upon termination of this Agreement, Area Developer shall return to Pretzel Time the originals and all copies of any such information or materials. Nothing contained in this Agreement shall restrict Area Developer's ability to disclose information during the term of this Agreement with Pretzel Time where such disclosure is necessary for the effective discharge of Area Developer's duties and responsibilities.

23.      Restrictions.
          Area Developer acknowledges and agrees that Area Developer will not acquire any interest in Confidential Information, other than the right to utilize Confidential Information disclosed to Area Developer in the development and operation of Pretzel Time Units during the term of this Agreement, and that the use of duplication of any Confidential Information in any other business would constitute an unfair method of competition. Area Developer acknowledges and agrees that Confidential Information is proprietary, includes trade secrets of Pretzel Time and is disclosed to Area Developer solely on the condition that Area Developer agrees, and Area Developer does hereby agree, that Area
Developer:

(a) Will not use Confidential Information in any other business or capacity;

(b) Will maintain the confidentiality of Confidential Information during and after the term of this Agreement;

(c) Will not make unauthorized copies of any portion of Confidential Information disclosed in written or other tangible form; and,

(d) Will adopt and implement all reasonable procedures that Pretzel Time prescribes from time to time to prevent unauthorized use or disclosure of Confidential Information, including, without limitation, restrictions on disclosure thereof to Area Developer's employees.

24.      Exclusive Relationship.
         Area Developer acknowledges and agrees that Pretzel Time would be unable to protect Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among Pretzel Time Units if area developer and franchised owners of Pretzel Time Units were permitted to hold interests in or perform services for a competitive business. Area Developer further acknowledges that Pretzel Time has granted development rights to Area Developer in consideration of and reliance upon Area Developer's agreement to deal exclusively with Pretzel Time. Area Developer therefore agrees that during the term of this Agreement, no Restricted Person (as defined below) shall:
                  (a) Have any direct or indirect interest as a disclosed or beneficial owner in a Competitive Business located or operating within the Area Developer's Territory, except other Pretzel Time Units operated under franchise agreements with Pretzel Time or Pretzel Time's Affiliates;
                  (b) Have any direct or indirect interest as a disclosed or beneficial owner in a Competitive Business located or operating within three (3) miles of the boundaries of the Area Developer's Territory, except other Pretzel Time Units operated under franchise agreements with Pretzel Time or Pretzel Time's Affiliates;
                  (c) Have any direct or indirect interest as a disclosed or beneficial owner in a Competitive Business, located or operating within three
(3) miles of any Pretzel Time Units, except Pretzel Time Units operated under franchise agreements with Pretzel Time or Pretzel Time's Affiliates:

                  (d) Have any direct or indirect controlling interest as a disclosed or beneficial owner in a Competitive Business, except Pretzel Time Units operated under franchise agreements with Pretzel Time or Pretzel Time's Affiliates; or
                  (e) Perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a Competitive Business, except Pretzel Time Units operated under franchise agreements with Pretzel Time or Pretzel Time's Affiliates.

Notwithstanding the foregoing, Restricted Persons shall not be prohibited from owing securities in a company if such securities are listed on a stock exchange or traded on the over-the-counter market and represent two percent (2%) or less of that class of securities.

     25. Restricted Person. For the purposes of this Agreement, "Restricted Person" shall mean and include:

(a) Area Developer;

(b) Each of Area Developer's direct or indirect shareholders or partners (if Area Developer is a corporation or partnership);

(c) Each member of Area Developer's immediate family;

(d) Each member of the immediate families of Area Developer's shareholders or partners (if Area Developer is a corporation or partnership);

(e) Each Controlled Affiliate;

(f) Each shareholder or partner of a Controlled Affiliate;

(g)  Each  member  of  the  immediate   families  of  a  Controlled   Affiliate,
shareholders or partners; and

(h) Each person or entity affiliated with Area Developer or Area Developer's shareholders or partners. References to "immediate family" shall mean parents, spouses, natural and adopted children and siblings.

26.      Marks.
          a. Area Developer acknowledges that Pretzel Time and/or Pretzel Time's Affiliates own the Marks and the Area Developer's right to use the Marks is derived solely from franchise agreements entered into between Area Developer and Pretzel Time for the purpose of operating Pretzel Time Units. Area Developer agrees that Area Developer's usage of the Marks and any goodwill established thereby shall inure to Pretzel Time's exclusive benefit. Area Developer further agrees that, after the termination or expiration of this Agreement, Area Developer will not at any time or in any manner identify itself or any business as a franchisee or former franchisee of or as otherwise associated with Pretzel Time or use in any manner or for any imitation thereof, except with respect to Pretzel Time Units then operated by Area Developer pursuant to franchise agreements with Pretzel Time.
         b. Area Developer shall not use any Mark as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor may Area Developer use any Mark in connection with any business or activity other than the business conducted by Area Developer pursuant to franchise agreements with Pretzel Time or in any other manner not explicitly authorized in writing by Pretzel Time.
         c. Area Developer shall immediately notify Pretzel Time in writing of any apparent infringement of or challenge to Area Developer's use of any Mark or any claim by any person of any rights in any Mark or similar trade name, trademark or service mark of which Area Developer becomes aware. Area Developer shall not communicate with any person other than Pretzel Time and Pretzel Time's Affiliates and their legal counsel in connection with any such infringement, challenge or claim. Pretzel Time and Pretzel Time's Affiliates shall have the sole discretion to take such action as Pretzel Time deems appropriate and the right to control exclusively any litigation, U.S. Patent and Trademark Office proceeding or other administrative proceeding arising out of any such infringement, challenge or claim or otherwise relating to any Mark. Area Developer agrees to execute any and all instruments and documents, render such assistance and do such acts and things as, in the opinion of Pretzel Time's and Pretzel Time's Affiliates' legal counsel, may be necessary or advisable to protect and maintain Pretzel Time and Pretzel Time's Affiliates interest in any such litigation or U.S. Patent and Trademark Office or other proceeding or otherwise to protect and maintain Pretzel Time's and Pretzel Time's Affiliates' interest in the Marks. 27. Refrain from Disparagement.
         Both Pretzel Time and Area Developer agree not to malign, harass or in any way interfere with the other party or their employees, franchisees, or agents with respect to their reputation and good will, or the conduct of the other party's business. The parties further agree to not make any public statements which would tend to damage the reputation or harm the business interests of the other or their employees, franchisees, and agents.
28.      Limitation of Liability.
         In no event shall Pretzel Time be liable to Area Developer for any loss of profits, indirect, special or consequential damages arising out of any breach of Pretzel Time's obligations under this Agreement.

29.      Independent Contractors.
         It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Pretzel Time and Area Developer are and shall be independent contractors and that nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner or employee for the other for any purpose. Area Developer shall conspicuously identify itself in all dealings as the owner of development rights granted under a development agreement with Pretzel Time and shall place such other notices of independent ownership on such forms, business cards, stationery, advertising and other materials as Pretzel Time may require from time to time. Further, this Agreement does not, and shall not be construed to, create an employer-employee relationship, joint venture or partnership between Pretzel Time and Area Developer. Neither the Area Developer nor Pretzel Time shall have any authority to act for or to bind the other in any way, to alter any of the terms or conditions of any of Pretzel Time's standard forms or invoices, purchase orders, warranties, franchise agreements, subleases or otherwise, or to warrant or to execute agreements on behalf of the other or to represent that the other is in any way responsible for the acts, debts, liabilities or omissions of the other. The Area Developer shall be an independent contractor only. 30. No Liability For Acts of Other Party.
           Area Developer shall not employ any of the Marks in signing any contract or applying for any license or permit or in a manner that may result in Pretzel Time's liability for any indebtedness or obligations of Area Developer, nor may Area Developer use the Marks in any way not expressly authorized by Pretzel Time. Except as expressly authorized in writing, Pretzel Time shall not be obligated for any damages to any person or property directly or indirectly arising out of the operation of the Area Developer's business authorized by or conducted pursuant to this Agreement. 31. Taxes.
           Pretzel Time shall have no liability for any sales, use, service, occupation, excise, gross receipts, income, property or other taxes, whether levied upon Area Developer or Area Developer's assets or upon Pretzel Time, arising in connection with the business conducted by Area Developer pursuant to this Agreement or franchise agreement. Payment of all such taxes shall be Area Developer's responsibility.
32.      Indemnification.
           Area Developer agrees to indemnify, defend and hold harmless Pretzel Time, Pretzel Time's parent company, subsidiaries and affiliates and their shareholders, directors, officers, employees, agents successors and assignees (the "Indemnified Parties") against and to reimburse them for any claims, liabilities, lawsuits, demands, actions, damages and expenses arising from or out of: (1) any breach of the agreements, covenants, representations, or warranties of Area Developer contained in this Agreement or franchise agreement;
(2) any damages or injury to any person, including, but not limited to, employees of Area Developer or a Controlled Affiliate, employees of Pretzel Time, customers of Area Developer or a Controlled Affiliate, and members of the public, suffered or incurred on or about any Pretzel Time Store owned or operated by Area Developer or a Controlled Affiliate; (3) product liabilities claims or defective manufacturing of the products by Area Developer or a Controlled Affiliate; or (4) the activities hereunder or under any franchise agreement of Area Developer or a Controlled Affiliate or any of their officers, owners, directors, employees, agents or contractors. For purposes of this indemnification, claims shall mean and include all obligations, actual and consequential damages and costs reasonably incurred in the defense of any claim against the Indemnified Parties, including, without limitation, reasonable accountants', arbitrators', and attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses. Pretzel Time shall have the right to defend any such claim against Pretzel Time. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

33.      Injunctive Relief.
          Pretzel Time and Area Developer shall each have the right in a proper case to obtain specific performance, temporary, preliminary or permanent injunctive relief from a court of competent jurisdiction without bond and without proof of damages. 34. Rights of Parties are Cumulative.
          Pretzel Time's and Area Developer's rights hereunder are cumulative and their exercise or enforcement of any right or remedy hereunder shall not preclude their exercise or enforcement of any other right or remedy hereunder which they are entitled by law to enforce. 35. Costs and Attorneys' Fees.
          If a claim for amounts owed by Area Developer to Pretzel Time or Pretzel Time's affiliates is asserted in any arbitration or judicial proceeding or appeal thereof, or if Pretzel Time or Area Developer is required to enforce this Agreement in an arbitration or judicial proceeding or appeal thereof, the party prevailing in such proceedings shall be entitled to reimbursement of its costs and expenses, including reasonable arbitrators', accounting and legal fees, whether incurred prior to, in preparation for or in contemplation of the filing of any written demand, claim, suit, action, hearing or proceeding to enforce the obligations of this Agreement. If Pretzel Time incurs expenses in connection with Area Developer's failure to pay when due amounts owing to Pretzel Time, to submit when due any reports, information or supporting records or otherwise to comply with this Agreement, including, but not limited to legal arbitrators' and accounting fees, Area Developer shall upon demand reimburse Pretzel Time for any such costs and expenses which Pretzel Time incurs.

36.      Continuing Obligations.
         All of Pretzel Time's and Area Developer's obligations under this Agreement which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement until they are satisfied in full or by their nature expire. 37. Grant Of Franchisees.
          Upon termination or expiration (without execution of a successor Development Agreement) of this Agreement for any reason, Area Developer's rights under this Agreement will terminate. Pretzel Time will thereafter have no further obligation to grant Area Developer additional franchises for Pretzel Time Units and will be free to operate or grant other persons franchises to operate Pretzel Time Units within the Area Developer's Territory. 38. Modification.
         This Agreement may not be modified except in writing signed by the parties hereto.
39.      Pretzel Time's Option To Purchase Pretzel Time Units.
         Area Developer acknowledges that Pretzel Time has certain rights pursuant to the franchise agreements for the Pretzel Time Units located within Area Developer's Territory that grant Pretzel Time the right to purchase the Pretzel Time Stores along with all assets related thereto if the respective franchise agreement is terminated or expires (pursuant to Section 20 of the franchise agreement). Area Developer agrees that Pretzel Time shall have the right to purchase the Pretzel Time Units along with all assets related thereto as provided for in the respective franchise agreement (s) (pursuant to Section 20 of the respective franchise agreement) which is hereby incorporated herein by reference. 40. Death Or Disability Of Franchisee.
         Upon the death or permanent disability of Area Developer or, if Area Developer is a corporation or partnership, the owner of a "Controlling Interest"(as defined in Section 59 of this Agreement) in Area Developer, the executor, administrator, conservator, guardian or other personal representative of such Owner shall transfer Area Developer's interest in this Agreement or such interest in Area Developer to Pretzel Time. Such disposition of this Agreement or such interest in Area Developer shall be completed within a reasonable time, not to exceed six (6) months from the date of death or permanent disability, and shall be subject to all the terms and conditions applicable to transfers contained in Section 44 of this Agreement. Failure to transfer the interest in this Agreement or such interest in Area Developer within said period of time shall constitute a breach of this Agreement. 41. Public Or Private Offerings.

 In the event Area Developer (or any of Area Developer's owners) shall, subject to the restrictions and conditions of transfer contained in Section 44 of this Agreement, attempt to raise or secure funds by the sale of securities (including, without limitation, common or preferred stock, bonds, debentures or general or limited partnership interests) in Area Developer or any affiliate of Area Developer, Area Developer, recognizing that the written information may reflect upon Pretzel Time, agrees to submit any such written information used with respect thereto prior to its inclusion in any registration statement, prospectus or similar offering circular or memorandum and to obtain Pretzel Time's written consent to the method of financing prior to any offering or sale of such securities. Pretzel Time's written consent pursuant to this Section shall not imply or constitute Pretzel Time's approval with respect to the sale of the securities, the offering literature submitted to Pretzel Time and any other aspect of the offering. No information respecting Pretzel Time shall be included in any disclosure document unless such information has been furnished by Pretzel Time in writing pursuant to Area Developer's written request, in which Area Developer states the specific purposes for which the information is to be used. Should Pretzel Time, in Pretzel Time's sole discretion, object to any reference to Pretzel Time or Pretzel Time's business or to the relationship of Area Developer or a Controlled Affiliate in such offering literature or prospectus, such literature or prospectus shall not be used unless and until Pretzel Time's objections are withdrawn. Pretzel Time assumes no responsibility whatsoever for any offering. Area Developer shall pay Pretzel Time's expenses in connection with the offering or proposed offering.
         The prospectus or other literature utilized in any such offering shall contain the following language in bold-face type on the first textual page thereof:
         PRETZEL TIME, INC. IS NOT DIRECTLY OR INDIRECTLY THE ISSUER OF THE SECURITIES OFFERED HEREBY AND ASSUMES NO RESPONSIBILITY WITH RESPECT TO THIS OFFERING AND/OR THE SUFFICIENCY OR ACCURACY OF THE INFORMATION SET FORTH HEREIN, INCLUDING ANY STATEMENTS WITH RESPECT TO PRETZEL TIME, INC. PRETZEL TIME, INC. DOES NOT ENDORSE OR MAKE ANY RECOMMENDATION WITH RESPECT TO THE INVESTMENT CONTEMPLATED BY THIS OFFERING. Area Developer (and each of Area Developer's owners) agrees to indemnify, defend, and hold harmless
Pretzel Time, Pretzel Time's parent company, subsidiaries, and Affiliates and their officers, directors, employees and agents from any and all claims, demands and liabilities, and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in defending against such claims, demands or liabilities, arising from the offer or sale of such securities, whether asserted by a purchaser of any such security or by a governmental agency. Pretzel Time shall have the right (but not the obligation) to defend any such claims, demands or liabilities and/or to participate in the defense of any action to which Pretzel Time is named as a party. 42. Waiver.
         The failure of either party to insist upon strict performance of any of the terms of this Agreement, or the waiver by either party of any breach of any terms of this Agreement, shall not prevent any subsequent strict enforcement of such terms nor be deemed a waiver of any subsequent breach, whether similar in nature or not.

43.      Restrictive Covenants.
         Area Developer recognizes that the restrictive covenants contained in this Agreement are essential to protect the business interests and goals of the Pretzel Time, and that violation of these restrictions will cause irreparable harm to the Pretzel Time. In the event of a breach or a threatened breach by the Area Developer, Area Developer thus acknowledges and agrees that should Area Developer violate the restrictive covenants contained in this Agreement, Pretzel Time shall be entitled to seek special, preliminary, temporary or permanent injunctive relief, as well as any other rights or remedies to which the Pretzel Time shall be entitled.
44.  No Assignment.
         The Area Developer shall not assign, transfer and/or sell any of Area Developer's rights or delegate any of Area Developer's obligations hereunder without the prior written consent of Pretzel Time, which consent may be arbitrarily withheld by Pretzel Time in Pretzel Time's sole discretion. To the extent assignable, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each of the following shall be deemed to be an assignment:
                  (a) the  transfer of the rights of Area  Developer  hereunder;
                  (b) the transfer of fifty percent or more in the aggregate of the capital stock or voting power of any corporate Area Developer, Area Developer's parent company or any subsidiary, controlled affiliate, affiliate, officer, director and/or shareholder(s); (c) the issuance of stock by a corporate area developer such that the newly issued shares constitute fifty percent (50%) or more, in the aggregate of the capital stock or voting power of the corporate franchisee; or (d) the transfer of fifty percent (50%) or more in the aggregate partnership interest of a partnership area developer.
         45.      Rights Of Parties Are Cumulative.
         The rights of Area Developer and Pretzel Time are cumulative and no exercise or enforcement by Pretzel Time or Area Developer of any right or remedy hereunder shall preclude the exercise or enforcement by Pretzel Time or Area Developer of any other right or remedy to which the party is entitled.

         46.      WAIVER OF JURY TRIAL.
         BOTH PRETZEL TIME AND THE AREA DEVELOPER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER PARTY. THE PARTIES FURTHER AGREE THAT NEITHER SHALL DEMAND A JURY TRIAL IN THE EVENT OF LITIGATION.
INITIALS
AREA DEVELOPER
PRETZEL TIME

 47.  Waiver Of Punitive Damages.
         Except with respect to Area Developer's obligation to indemnify Pretzel Time, the parties waive to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, the party making a claim shall be limited to recovery of any actual damages it sustains.
         48.  Exclusive Jurisdiction.
         Both Pretzel Time and Area Developer agree that any action arising out of or relating to this agreement, including without limitation, the offer and sale of the area developer rights hereunder shall be instituted and maintained only in a state or federal court of general jurisdiction in Dauphin County, Pennsylvania or the county in which Pretzel Time maintains its principal place of business. Area Developer irrevocably submits to the jurisdiction of said court and waives any objection Area Developer may have to either the jurisdiction or venue of such court.
         49.      Limitations Of Claims.
         Except for claims brought by Pretzel Time with regard to Area Developer's obligations to make payments to Pretzel Time pursuant to this agreement or to indemnify Pretzel Time pursuant to this agreement, any and all claims arising out of or relating to this agreement or the relationship of Area Developer and Pretzel Time pursuant to this agreement shall be barred unless an action is commenced within: (a) two (2) years from the date on which the act or event giving rise to the claim occurred or (b) one (1) year from the date on which Area Developer or Pretzel Time knew or should have known, in the exercise of reasonable diligence of the facts given rise to such claims, whichever occurs first. 50. Governing Law.
         This Agreement shall be governed by, construed, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its principles of conflicts of law.
51.      Captions.
         The captions and paragraph headings in this Agreement are included for convenience of reference only and shall not affect or be considered in the interpretation or construction of any provision of this Agreement.
52.      Approvals.
         Except where this Agreement expressly obligates Pretzel Time reasonably to approve or not unreasonably to withhold Pretzel Time's approval of any action or request by Area Developer, Pretzel Time has the absolute right to refuse any request by Area Developer or to withhold Pretzel Time's approval of any action by Area Developer that requires approval by Pretzel Time.
 53.     Public Or Private Offerings.
         If the Area Developer (or any of Area Developer's owners) attempts to raise or secure funds by the sale of securities, the Area Developer is obligated to pay Pretzel Time's then current fee to cover Pretzel Time's expenses in connection with the offering or proposed offering. Currently, that fee is Ten Thousand Dollars ($10,000.00). Such fee shall be payable by Area Developer to Pretzel Time in cash upon demand.

54.      Severability.
         In the event that any provision or part thereof in this Agreement is held invalid or unenforceable by a court or other tribunal of competent jurisdiction, then the same shall be deemed severed and separate from the other provisions of this Agreement which shall remain in full force and effect. To the extent enforcement is limited, then the provision or provisions so affected shall be deemed to have been modified to reflect the limitation on enforcement.
55. Notices.
         All notices, requests, demands and other communications under this Agreement (collectively a notice) shall be in writing and shall be deemed to have been duly given if delivered by hand against written receipt or if mailed by United States certified or registered mail, return receipt requested, postage pre-paid, properly addressed as follows, or to such other address as may be specified in a notice given hereunder.
         If to Pretzel Time:                               If to Area Developer:

         Pretzel Time, Inc.                                ___________________
         Attn:  Rich Hankins
-------------------
         4800 Linglestown Road, Suite 202                   ___________________
         Harrisburg, PA 17112                               ___________________
         With a copy to:

         Timothy T. Mitchell, Esquire
         Rashti and Mitchell
         Attorneys at Law
         4422 Ridgeside Drive
         Dallas, Texas 75244

56.      Counterparts.
         This Agreement may be execute in one or more counterparts, any and or all of which shall constitute one and the same instrument.
57.      Entire Agreement.
         This Agreement and the exhibits attached hereto and incorporated herein by reference sets forth the entire agreement and understanding between the parties with respect to the subject matter herein and supersedes all other prior and contemporaneous agreements, understandings, representations and warranties, whether oral or written, except that neither party shall be relieved from making payment of any amounts due and owing under any agreement entered into prior to the date hereof. This Agreement may not be amended, modified or altered or any of its provisions waived except in writing and signed by the authorized officer of the party against whom enforcement is sought. 58. Time Is Of The Essence.
         Time is of the essence with regards to each provision of this Agreement as to which time is a factor.

59.      Certain Definitions.
         As used in this Agreement the following terms shall have the following definitions:
         a. The term, "Affiliate," as used in relation to Pretzel Time, shall mean any person, entity or company that directly or indirectly owns or controls Pretzel Time, is directly or indirectly owned or controlled by Pretzel Time or is under common control with Pretzel Time.
         b. The term, "Competitive Business" shall mean any business operating or granting franchises or licenses to others to operate a soft pretzel outlet or any similar food service business, other than a business, otherwise within the definition of a Competitive Business, which is (i) owned and operated by Area Developer, (ii) is in existence on the date of this Agreement, and (iii) has been disclosed to Pretzel Time in writing prior to execution of this Agreement.
         c. The term, "Competitive Business"- A business or enterprise, other than a Pretzel Time Unit, that:
                  (i) Offers food products which are the same as or similar to the products for consumer consumption off premises or other distribution channels; or
                   (ii) Grants or has granted franchises or licenses or establishes or has established joint ventures for the development and/or operation of a business or an enterprise described in the foregoing clause subitem 59(c)(i).
         d. The term, "Controlled Affiliate" shall mean a corporation or general or limited partnership that Area Developer is authorized by this Agreement to form to develop and operate a Pretzel Time Store, provided that:

(i) Area Developer owns not less than fifty percent (50%) of the ownership of such corporation or partnership;

   (ii)  Area  Developer  has at least the  percentage  of voting power required under applicable law to authorize a merger, liquidation, dissolution or transfer of substantially all of the assets of such corporation or partnership;
                  (iii) If the Controlled Affiliate is a partnership, Area Developer is the managing partner; (iv) Area Developer establishes to Pretzel Time's satisfaction that Area Developer has, and during the term of the franchise agreement for the Pretzel Time Unit to be owned and operated by the Controlled Affiliate will have, the right and power to control the operation of such Pretzel Time Unit and the sale or other disposition of such Pretzel Time Unit;

 (v)      Such corporation or partnership conducts no Competitive Business;

 (vi) Area  Developer  executes  an  "Owner's  and  Guarantor's
Undertaking And Assumption of Obligations" (a copy of which is attached hereto as Exhibit "A") in which Area Developer guarantees performance by the Controlled Affiliate of the terms and conditions of Area Developer's franchise agreement and agrees that Area Developer will assume full and unconditional liability for and agree to perform all obligations, covenants and agreements of the franchisee contained in the franchise agreement;
                  (vii) All owners of the issued and outstanding capital stock or partnership interests of such corporation or partnership have good moral character; and,

               (viii) All principal owners of the issued and outstanding capital stock or general partnership interests of such corporation or partnership execute an "Owner's and Guarantor's Undertaking" in which they assume full and unconditional liability for, guarantee, and agree to perform all obligations, covenants and agreements of the franchisee contained in the franchise agreement.
         (e) The term, "Controlling Interest" shall mean an interest, the ownership of which empowers the holder thereof to exercise a controlling influence over the management, policies or personnel of an entity on any issue and shall prevent any other person, group, combination, or entity from blocking voting control on any issue or exercising any veto power. If a limited partnership, a general partnership interest or such percentage of limited partnership interests as shall permit the replacement or removal of any general partner. Without limiting the generality of the foregoing, ownership of ten percent (10%) or more of the equity or voting securities of a corporation or ownership of any general partnership interest in a partnership or joint venture shall be deemed conclusively to constitute a Controlling Interest in the corporation, partnership, or joint venture, as the case may be.
         (f) The term "Marks" shall mean the trademarks, service marks, logos and other commercial symbols which Pretzel Time authorizes Area Developer to use to identity the services and/or products offered by Pretzel Time Units, including the mark "Pretzel Time" and the Trade Dress (defined below); provided that such trademarks, service marks, logos, other commercial symbols and the Trade Dress are subject to modification and discontinuance at Pretzel Time's sole discretion and may include additional or substitute trademarks, service marks, logos, commercial symbols and Trade Dress as provided in this Agreement.
         (g) The term "Trade Dress" shall mean the unit design, decor and image which Pretzel Time authorizes and requires Area Developer to use in connection with the operation of Pretzel Time Units, as it may be revised and further developed by Pretzel Time or Pretzel time's Affiliates from time to time and as further described in Pretzel Time's manuals.
         (h) The term "Pretzel Time Unit" shall mean a food service business that: (1) offers products for consumer consumption off-premises, provided that
         Pretzel Time, may in its sole discretion, authorize and/or require such business to offer TCBY yogurt products pursuant to a Yogurt Product Addendum (defined in the Franchise Agreement) or to operate Special Distribution Arrangements pursuant to a Special Distribution Agreement (defined in the Franchise Agreement); and
            (2)      operates using the Pretzel Time System and the Marks; and

DEVEPAG2.3.3.95
                  (3) is either operated by Pretzel Time or its Affiliates or pursuant to a valid franchise from Pretzel Time. Pretzel Time Units are of three types: (1) stores, (2) carts, and (3) kiosks. (i) The term "Products" shall mean products approved or required by Pretzel Time from time to time in its sole discretion for sale at or from Pretzel Time Units, including, without limitation, hand-rolled soft pretzels of various flavors including, without limitation, chocolate chip, raisin, honey-wheat, and cinnamon, frozen pretzels and other pretzel-related products and toppings, bagels, frozen yogurt, beverages, other food products and other Pretzel Time-approved products, provided that the foregoing products are subject to modification or discontinuance in Pretzel Time's sole discretion from time to time and may include additional or substitute products.
         (j) As used herein, the term "Non-Traditional Pretzel Time Unit" shall mean any Pretzel Time Unit not located in a Shopping Mall.
         (k) As used herein, the term "Pretzel Time Stores" shall mean "Pretzel Time Units." (l) As used herein the term "Nontraditional Locations" shall mean Non-Traditional Pretzel Time
Units that are located in airports, amusement parks, travel plazas, schools, colleges, universities, hospitals, business offices, office buildings, military facilities, entertainment facilities and/or entertainment events, sporting facilities and/or sporting events, grocery stores, convenience stores, supermarkets, bus stations, train stations, rapid transit stations, toll road plazas, parks, toll road and/or limited access highway facilities.
         (m) As used herein the term "Nontraditional Frozen Pretwisted Products" shall mean frozen pretwisted pretzel products designated by Pretzel Time to be sold as "Pretzel Time" products. Area Developer acknowledges that products that are not sold under the "Pretzel Time" name shall not be governed by this Agreement. Area Developer acknowledges that Pretzel Time may sell Nontraditional Frozen Pretwisted Products that are branded and such products that are not branded under the "Pretzel Time" name in and/or from Area Developer's Territory without compensation to Area Developer. 60. Successors.
         This Agreement shall bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns to the parties hereto.
61.      Terminology.
         All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context of sense of this Agreement of any section or clause herein may require, as if such word had been fully and properly written in the appropriate number and gender.
62.      Invalid Or Unenforceable Provisions.
         If any provisions of this Agreement, or its application to any person or circumstance, is deemed invalid or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby, provided, however, that if any provision or application thereof is invalid or unenforceable, the court shall substitute a suitable and equitable provision therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision.

63. National Contracts, Nontraditional Locations and Nontraditional Frozen Pretwisted Products. Concerning: (a) national contracts (including Marriott Corporation and TCBY Systems Inc.); (b) Nontraditional Locations; and, (c) the sale of Nontraditional Frozen Pretwisted Products, that directly relate to income derived by Pretzel Time from the States of _____________, Area Developer acknowledges that Area Developer shall have no rights concerning said (a) national contracts (including Marriott Corporation and TCBY Systems Inc.); (b) Nontraditional Locations; and, (c) sale of Nontraditional Frozen Pretwisted Products.

    IN WITNESS WHEREOF, the parties have hereunto caused this agreement to be executed the day of ______________________ 1996.

WITNESSES:                                  PRETZEL TIME, INC.



BY:/s/Martin E. Lisiewski

NAME:Martin E. Lisiewski
TITLE:



AREA DEVELOPER

BY:/s/Michael R. Ward
NAME:Michael R. Ward
TITLE:VP

DEVEPAG2.3.3.95

                                            EXHIBITS




Exhibit A  .................................. Owners & Guarantor's Undertaking

Exhibit B  .............................................  Principle Owners

Exhibit C    .................................... Area Developer's Development
       Obligations

Exhibit D  .................................  Area Developer Responsibilities

Exhibit E  .............................................   Franchise Agreement

                                            EXHIBIT D
                         AREA DEVELOPER RESPONSIBILITIES

This Exhibit is annexed to and forms a part of the Area Developer Agreement executed on , 199 by and between Pretzel Time, Inc. and .

         The parties herein agree that the following is the list of the Area Developer's duties, obligations and responsibilities:

I.       GENERAL RESPONSIBILITIES
         1. Secure maximum sales volume from the potential sales in your territory.

         2. Provide adequate and consistent service to the franchise community in your territory.

         3. Develop company goodwill by increasing Pretzel Time prestige and improve Pretzel Time's relationship with franchisees wherever possible and conducting yourself in a way that will reflect Pretzel Time's high integrity.

         4. Show a steady growth in ability and self-development by:

         a.  accepting and using marketing and sales promotion tools and acids;
                  b. using to good advantage all training techniques and marketing aids in making the franchisee's business more profitable; c. improve yourself through company training in selling and promotion; d. become thoroughly acquainted with all Pretzel Time's policies, programs and products; and, e. attending training classes at least once every 24 months.

         5. Effectively plan and organize your territory and job to accomplish the basic objectives of the job of area developer.

         6. Acquaint yourself with competition which you will encounter in your territory.

         7. Become conversant about the general economy of your territory.

         8. Learn the business history and operations of the franchisees within the designated territory.

         9. Organize your non-promotion tasks to carry out the job of promotion, training and support by:

DA.AGT2.24.95
                                      D- 4


                  a.  Setting up adequate files for reference in future work;

                  b. Prepare an overall plan of development in your territory to use as a reference to accomplish your basic objectives.

         10.      Protect the Pretzel Time's trademarks.

II.      SPECIFIC RESPONSIBILITIES

         1.       Completion of Pretzel Time's Management Training Program;

         2. Establishment of office space within the designated territory to conduct business;

     3.  Representation  to others as an agent,  not as an  employee  of Pretzel
     Time;

         4.       Submission  of  an  annual   business  plan  to  Pretzel  Time
                  specifying nature of the organization, and manner in which territory will be developed;

5.   Opening a Pretzel Time Unit owned and operated by Area Developer;

         6. Compliance with the new unit development procedures outlined below:

                  a.       Franchisees must be approved by Pretzel Time;
                  b. Prompt completion of site checklist and submission to Pretzel Time (only when requested by Pretzel Time);
                 c  Initiation of remaining steps in franchise inquiry process;
                  d. After Pretzel Time approves site, lease negotiations handled solely by Pretzel Time; and
                  e. Assist franchisee in unit build-out process and assist franchisee's plan approval by Pretzel Time or Pretzel Time's designated agent.

         7. No contact is to be initiated with any mall representatives until a franchisee is approved by Pretzel Time for the location;

         8. Work on site for a minimum of two days immediately preceding opening day and three days immediately following opening day at each new unit opening within the Area Developer's Territory. In the event that a franchise is sold, transferred or assigned, the Area Developer shall work on site with the new franchisee for five days beginning when the location is transferred to the new franchisee;

         9. Submit a completed unit opening checklist to Pretzel Time within 5 days of each new unit opening or a transfer of an existing franchise within the Area Developer's Territory;

         10.      Permit  units  within the Area  Developer's  Territory to open
                  only  after  ensuring   Pretzel  Time's  standards  have  been
                  attained in every item of the new unit opening checklist;

     11. Fulfill all additional responsibilities as defined in the Area Developer's Agreement; and

         12. Insure that all franchisees within their designated territory are using Pretzel Time-approved food, beverages, products, paper goods and supplies.

         13. Submission of quarterly financial reports on a calendar year basis to Pretzel Time, Inc.

FRANCHISOR:
WITNESSES: PRETZEL TIME, INC.



BY:

NAME: ____________________
-------------------
TITLE: ____________________




AREA DEVELOPER:


BY:

NAME: ___________________
-------------------
TITLE: ___________________

DA.AGT2.24.95

                                   EXHIBIT "E"


                             THE FRANCHISE AGREEMENT



     (A COPY OF THE FRANCHISE AGREEMENT IS ATTACHED TO THE OFFERING CIRCULAR AS EXHIBIT "C" OF THE OFFERING CIRCULAR)

                                   EXHIBIT "C"
                                       TO
                                DEVELOPMENT AGREEMENT
                             BEING AREA DEVELOPER'S
                             DEVELOPMENT OBLIGATIONS


         Area Developer hereby agrees to have open and in operation at the end of each Development Period described below the cumulative total of Pretzel Time Units shown below as the development obligations (sometimes in this Agreement referred to as the "Development Obligations") for such Development Period in Area Developer's Territory:

Development      Date Development Development            Number of Pretzel Time
Period          Period Commences Period Ends          Stores to be in Operation

First


Second


Third


Fourth


Fifth


                            AREA DEVELOPER AGREEMENT

                                 BY AND BETWEEN

                               PRETZEL TIME, INC.

                                       AND


                                        -----------------------------------

                                    EXHIBIT E

                            TO THE OFFERING CIRCULAR

                              OF PRETZEL TIME, INC.




                            AREA DEVELOPER AGREEMENT

                                    EXHIBIT J
                            TO THE OFFERING CIRCULAR
                              OF PRETZEL TIME, INC.









                              FINANCIAL STATEMENTS

"company owned stores") shall mean any Pretzel Time Unit owned, directly or indirectly, by Pretzel Time or by a corporation in which Pretzel Time is the majority shareholder.
11.      Area Developer Expenses.
         Area Developer acknowledges that Area Developer may incur no cost or expenses on behalf of Pretzel Time without obtaining Pretzel Time's prior written approval in each instance, if any.
12.      Term.

         The term of this Agreement shall be one year commencing on the Effective Date and shall renew automatically from year to year thereafter unless otherwise terminated in accordance with Sections 18 and/or 19 of this Agreement. Each one year period shall be considered a Development Period as further set forth on Exhibit "C." [Note: Pursuant to Maryland Law (COMAR 02.02.08.16L) any general release required as a condition of renewal and/or assignment/transfer will not apply to any liability under the Maryland Franchise Registration and Disclosure Law. Any claims arising under the Maryland Franchise Registration and Disclosure Law must be brought within 3 years after the grant of the franchise.]


13.      Execution of Franchise Agreement.
         Area Developer acknowledges that all franchisees in Shopping Malls in the Area Developer's Territory shall execute a franchise agreement in form and substance acceptable to Pretzel Time, as determined in Pretzel Time's sole discretion. A copy of the Pretzel Time Franchise Agreement (including exhibits, riders, shareholder guarantees, preliminary agreements and other agreements) that Pretzel Time currently uses in granting franchises for the ownership and operation of Pretzel Time Stores in the state in which Area Developer's Territory is located is attached hereto as Exhibit "E" and incorporated herein by reference the same as if fully copied and set forth at length. Further, Area Developer hereby agrees to execute a franchise agreement for each Pretzel Time unit that Area Developer opens, which form and substance of the franchise agreement shall be acceptable to Pretzel Time in Pretzel Time's sole discretion. Further, Area Developer hereby agrees to be bound by the

Area Developer and Pretzel Time pursuant to this agreement shall be barred unless an action is commenced within: (a) two (2) years from the date on which the act or event giving rise to the claim occurred or (b) one (1) year from the date on which Area Developer or Pretzel Time knew or should have known, in the exercise of reasonable diligence of the facts given rise to such claims, whichever occurs first. 50. Governing Law.

         This Agreement shall be governed by, construed, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its principles of conflicts of law; provided a lawsuit may be brought in Maryland for claims arising under the Maryland Franchise Registration and Disclosure Law.

51.      Captions.
         The captions and paragraph headings in this Agreement are included for convenience of reference only and shall not affect or be considered in the interpretation or construction of any provision of this Agreement.
52.      Approvals.
         Except where this Agreement expressly obligates Pretzel Time reasonably to approve or not unreasonably to withhold Pretzel Time's approval of any action or request by Area Developer, Pretzel Time has the absolute right to refuse any request by Area Developer or to withhold Pretzel Time's approval of any action by Area Developer that requires approval by Pretzel Time.
 53.     Public Or Private Offerings.
         If the Area Developer (or any of Area Developer's owners) attempts to raise or secure funds by the sale of securities, the Area Developer is obligated to pay Pretzel Time's then current fee to cover Pretzel Time's expenses in connection with the offering or proposed offering. Currently, that

     20. Further Assurances. Each of the parties hereto hereby agrees to execute and deliver any further instruments, certificates and documents as may be reasonably requested by the other party hereto to carry out the terms, conditions and responsibilities of this Agreement.

21.      Noncompetition.
         Area Developer agrees that for a term of one (1) year after the termination or expiration of this Agreement, neither Area Developer nor Area Developer's shareholders, directors or officers will engage directly or indirectly, whether individually or in partnership or in conjunction with any person, firm, associations, syndicate or corporation, as principal, agent, shareholder, employee, consultant or in any other manner whatsoever, in any business activity competitive with the business of Pretzel Time within three (3) miles of any Pretzel Time Unit. Area Developer agrees that the limitations set forth above are reasonable in time and geographic scope. If any provision hereof is held invalid or unenforceable, the remainder shall nevertheless remain in full force and effect. It is the intention of the parties that this Agreement shall not be terminated thereby but shall be deemed to have been amended to the extent required to render this Agreement valid and enforceable, such amendment to apply only with respect to the jurisdiction of the court making such adjucation. Covenants not to compete such as those mentioned above are generally considered unenforceable in the State of North Dakota. 22. Confidentiality.
         Both Pretzel Time and the Area Developer recognize that during the course of this Agreement, Pretzel Time may loan to the Area Developer, Area Developer's shareholders, officers, employees and agents valuable, confidential and proprietary information pertaining to Pretzel Time's operations. Area Developer agrees to hold in a fiduciary capacity for the benefit of Pretzel Time, Pretzel Time's subsidiaries, successors, and assigns all secret and confidential information, including

To the extent assignable, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each of the following shall be deemed to be an assignment:
                  (a) the  transfer of the rights of Area  Developer  hereunder;
                  (b) the transfer of fifty percent or more in the aggregate of the capital stock or voting power of any corporate Area Developer, Area Developer's parent company or any subsidiary, controlled affiliate, affiliate, officer, director and/or shareholder(s); (c) the issuance of stock by a corporate area developer such that the newly issued shares constitute fifty percent (50%) or more, in the aggregate of the capital stock or voting power of the corporate franchisee; or (d) the transfer of fifty percent (50%) or more in the aggregate partnership interest of a partnership area developer.
         45.      Rights Of Parties Are Cumulative.
         The rights of Area Developer and Pretzel Time are cumulative and no exercise or enforcement by Pretzel Time or Area Developer of any right or remedy hereunder shall preclude the exercise or enforcement by Pretzel Time or Area Developer of any other right or remedy to which the party is entitled.
         46.      WAIVER OF JURY TRIAL.
                  [INTENTIONALLY DELETED].


         47.      Waiver Of Punitive Damages.
                  [INTENTIONALLY DELETED].

         48.      Exclusive Jurisdiction.
                  [INTENTIONALLY DELETED].

         49.      Limitations Of Claims.
                  [INTENTIONALLY DELETED].

50.      Governing Law.
                  [INTENTIONALLY DELTED].
51.      Captions.
         The captions and paragraph headings in this Agreement are included for convenience of reference only and shall not affect or be considered in the interpretation or construction of any provision of this Agreement.
52.      Approvals.
         Except where this Agreement expressly obligates Pretzel Time reasonably to approve or not unreasonably to withhold Pretzel Time's approval of any action or request by Area Developer, Pretzel Time has the absolute right to refuse any request by Area Developer or to withhold Pretzel Time's approval of any action by Area Developer that requires approval by Pretzel Time.
 53.     Public Or Private Offerings.
         If the Area Developer (or any of Area Developer's owners) attempts to raise or secure funds by the sale of securities, the Area Developer is obligated to pay Pretzel Time's then current fee to cover Pretzel Time's expenses in connection with the offering or proposed offering. Currently, that